UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 2009
                                                         -----------------

                        CORNERSTONE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

        New Jersey                    000-53576               80-0282551
        ----------                    ---------               ----------
(State or other jurisdiction         (Commission            (IRS Employer
 of incorporation)                   File Number)            Identification No.)

             6000 Midlantic Drive
         Mt. Laurel, New Jersey 08054 08054 (Address of principal executive offices) (Zip Code)


                                   Registrant's telephone number, including area
code (856) 439-0300
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

         On December 30, 2009, the Registrant sold 1,900 shares of the Registrant's Series A Preferred Stock (the "Shares") for aggregate consideration of $1.9 million in transactions that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). There were no underwriting discounts or commissions on the sale. The Shares were issued by the Registrant in reliance upon an exemption from registration under the Securities Act set forth in Section 4(2) of the Securities Act, as transactions not constituting a public offering of securities because the Shares were issued privately without general solicitation, and pursuant to SEC Regulation D. The Shares are not convertible into any other security, including, but not limited to, the Registrant's common stock. The Shares bear a non-cumulative dividend at a rate of 7% payable quarterly. The terms of the Shares are set forth in Exhibit 3(i) hereto.


Item 9.01   Financial Statements and Exhibits

(d) Exhibits. The following is filed as an Exhibit to this Current Report on Form 8-K:

      3(i) Certificate of Amendment to the Registrant's Certificate of Incorporation designating the Series A Preferred Stock.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                        CORNERSTONE FINANCIAL CORPORATION
                                                      (Registrant)

Dated: January 6, 2010                          By: /s/  Keith Winchester
                                                    ------------------------
                                                    Keith Winchester
                                                    Executive Vice President and
                                                    Chief Financial Officer